Exhibit 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We consent to the incorporation by reference in the Registration Statements (Form S-3 Nos. 33-49176, 33-70326 and 333-81436 and Form S-4/A No. 333-36375) of
Artesyn Technologies, Inc. and in the related Prospectus, and in the Registration Statements (Form S-8 Nos. 33-42516, 33-63501, 33-63503, 33-63499,
333-03937, 333-08475, 333-45691, 333-58771, 333-85225, 333-59382 and 333-102854)
pertaining to the Artesyn Technologies, Inc. 1990 and 2000 Performance Equity Plans, 1986 and 1990 Outside Director Stock Option Plans, Employees' Tax-Favored Thrift and Savings Plan, and certain other options, of our report dated January 21, 2003 (except for Note 20, as to which the date is February 4, 2003), with respect to the consolidated financial statements and schedule of Artesyn Technologies, Inc. included in this Annual Report (Form 10-K) for the fiscal year ended December 27, 2002.

                                          /s/ ERNST & YOUNG LLP


West Palm Beach, Florida
March 20, 2003